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                                                                    EXHIBIT 23-B


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our report dated February 10, 1995 accompanying the financial statements of Southern Mineral Corporation appearing in the 1994 Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
- -------------------------------------
    GRANT THORNTON LLP

Houston, Texas
June 23, 1995